                                                                   EXHIBIT 10.46

                        ACCOUNTS RECEIVABLE MANAGEMENT
                            AND SECURITY AGREEMENT
                            ----------------------


     This Accounts Receivable Management and Security Agreement is made as of December 7, 1993 by and between BNY FINANCIAL CORPORATION ("Lender"), having offices at 1290 Avenue of the Americas, New York, New York 10104 and World Airways, Inc. ("Borrower"), having its principal place of business at 13873 Park Center Road, #490, Herndon, VA 22071.

     WHEREAS, the Borrower has requested that Lender make loans and advances available to Borrower; and

     WHEREAS, Lender has agreed to make such loans and advances to Borrower, as Borrower's sole Lender, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

     1. (A) General Definitions. When used in this Agreement, the following
            -------------------
terms shall have the following meanings:

     "Advance Rates" means the Inventory Advance Rate and the Receivables
      -------------
Advance Rate.

     "Affiliate" of any Person means (a) any Person (other than a Subsidiary)
      ---------
which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer
(i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Aircraft" means all aircraft owned by Borrower, whether characterized as
      --------
Inventory or Equipment, together with all assets and properties of the Borrower installed in, affixed to, customarily kept within or used in connection with such aircraft, whether now existing or hereafter acquired or created, wherever located and whether or not affixed thereto, including (without limitation) all accessions, accessories, additions, air frame components, appliances, attachments, Avionics, engines, equipment, fixtures, furnishings, instruments, log books, maintenance records, manuals, parts and replacements.

     "Aircraft Lease" means each and every current or future lease, rental
      --------------
agreement or other arrangement by which any

Aircraft is used by anyone other than the Borrower, if any, as the same may be renewed, modified, amended or restated from time to time in the manner provided therein.

     "Aircraft Parts Security Agreement" means the security agreement executed
      ---------------------------------
by Borrower in favor of Lender with respect to the Spare Parts Inventory dated December 7, 1993.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

     "Ancillary Agreements" means all agreements, instruments, and documents
      --------------------
including, without limitation, the mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements whether heretofore, concurrently, or hereafter executed by or on behalf of Borrower or delivered to Lender, relating to this Agreement or to the transactions contemplated by this Agreement.

     "Avionics" means any and all communication, computing, navigation, radar
      --------
and other electronic equipment installed in, affixed or appurtenant to, customarily kept within or used or delivered for use in connection with any Aircraft, whether now existing or hereafter or created, wherever located and whether or not affixed thereto, including (without limitation) the equipment listed on Schedule 1 (B) hereto.

     "Bank" means The Bank of New York.
      ----

     "Business Day" means any day other than a day on which commercial banks in
      ------------
New York are authorized or required by law to close.

     "Change of Ownership" means (a) any transfer (whether in one or more
      -------------------
transactions) of ownership of not less than 50% of the common stock of Borrower held by the Original Owners (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of Borrower held by any of the Original Owners is convertible or for which any such shares of the capital stock of Borrower or of any other Person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) to a Person who is neither an Original Owner nor an Affiliate of an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of Borrower.

     "Closing Date" means December 7, 1993 or such other date as may be agreed
      ------------
upon by the parties hereto.

     "Collateral" means and includes:
      ----------

              (A)  all Inventory (including Spare Parts Inventory);

              (B)  all Equipment;

              (C)  all General Intangibles;

              (D)  all Receivables;

              (E)  all Aircraft;

              (F)  all Aircraft Leases;

              (G) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by Borrower or in which it has an interest) which at any time evidence or contain information relating to (A), (B), (C) (D), (E) and (F) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

              (H) documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to (A), (B), (C), (D), (E), (F) and (G) above;

              (I) all guaranties, liens on real or personal property, leases, and other agreements and property which in any way secure or relate to (A), (B),
(C), (D), (E), (F), (G) and (H) above, or are acquired for the purpose of securing and enforcing any item thereof;

              (J) (i) all cash held by Lender or its parent, subsidiaries or affiliates as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Lender for the account of Borrower (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of Borrower with Lender or its parent, subsidiaries, or affiliates including those to which any such cash may at any time and from time to time be credited, (iii) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts; and

              (K) all products and proceeds of (A), (B), (C), (D), (E), (F),
(G), (H), (I) and (J) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G), (H), (I) and (J) above) and all claims of Borrower against third parties (x) for (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of, any or all of (A), (B), (C), (D), (E), (F), (G),
(H), (I) and (J) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

     "Contract Rate" means an interest rate per annum equal to the (i) Alternate
      -------------
Base Rate (Pounds)plus (ii) two Percent (2%) provided, however, that at such
                  ----                       -----------------
time as the Inventory Sublimit has been reduced to zero, such rate shall be reduced by 1/2 of 1%, provided further that the Contract Rate shall not at any
                      -------- -------
time be less than 6%.

     "Credit Risk" means the risk of loss resulting solely and exclusively from
      -----------
a Customer's financial inability to pay at maturity with respect to any Receivable purchased hereunder.

     "Customer" means and includes the account debtor with respect to any
      --------
Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

     "Default Rate" means an interest rate per annum equal to (i) the Alternate
      ------------
Base Rate plus (ii) five (5%); provided that if a Default occurs as a result of
          ----
non-compliance with Section 12(u), such rate shall increase by 1% at the end of each 90 day period following such Default, during which the Default is not cured.

     "Dispute" means any cause asserted for nonpayment of Receivables,
      -------
including, without limitation, any alleged defense, counterclaim, offset, dispute or other claim (real or merely asserted) whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence.

     "Early Termination Fee" shall mean $400,000 during the first year of the
      ---------------------
Term and $200,000 during the remainder of the original Term.

     "Eligible Inventory" means Spare Parts Inventory consisting of 727 and
      ------------------
DC-10 aircraft parts which Lender, in its reasonable discretion, determines: (a) is subject to the security interest of Lender and is subject to no other liens or encumbrances whatsoever (other than Permitted Liens); (b) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory authority over such Inventory, its use or sale including but not limited to the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (c) is currently either usable or salable in the normal course of Borrower's business; and (d) is not determined to be ineligible for any other reason, provided however that there shall be included in Eligible Inventory the Net Face Amount of Receivables arising from sales to the Memphis Group, Inc. up to $1,000,000 outstanding at anytime.

     "Eligible Receivables" means and includes each Receivable which conforms to
      --------------------
the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Customer and there shall not have been asserted any offset, defense, counterclaim, or Dispute; (d) such Receivable continues to be in full conformity with the representations and warranties made by Borrower to Lender with respect thereto; (e) Lender is, and continues to be, satisfied with the credit standing of the Customer in relation to the amount of credit extended, (f) such Receivable is documented by an invoice in the form of Exhibit Y hereto or in such other form as is approved by Lender and shall not be unpaid more than (i) ninety (90) days from invoice date or (ii) sixty (60) days from due date; (g) less than 50% of the unpaid amount of invoices due from such Customer remains unpaid more than sixty (60) days from due date; (h) such Receivable is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of such Receivable unless such instrument is duly endorsed to and in possession of Lender or represents a check in payment of a Receivable; (i) such Receivable is not subject to any lien, other than Permitted liens; (j) such Receivable does not arise out of transactions with any employee, officer, agent, director, stockholder or Affiliate of Borrower provided that up to $7,000,000.00 of Receivables outstanding at any time arising from arms-length transactions with Malaysia Helicopter Services may be eligible if such Receivables meet all other criteria set forth herein; (k) such Receivable is payable to Borrower; (1) such Receivable does not arise out of a billing prior to rendering of services and, if the Receivable arises out of a sale to any person to which Borrower is indebted, the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Receivable; (m) such Receivable is net of any returns, discounts, claims, credits and allowances; (n) if the Receivable arises out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them, Borrower has so notified Lender, and, if Lender so requests, there has been compliance with any governmental notice or approval requirements, including without limitation, compliance with the Federal Assignment of Claims Act; (o) such Receivable is a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by Borrower, or work, labor and/or services rendered by Borrower; and (p) such Receivable is otherwise satisfactory to

Lender as determined in good faith by Lender in its reasonable credit judgment.

     "Environmental Complaint" shall have the meaning set forth in Section
      -----------------------
12(e)(3).

     "Equipment" means and includes all of Borrower's now owned or hereafter
      ---------
acquired equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation: plant and office equipment, tools, dies, parts, data processing equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto, but Equipment shall exclude everything listed on Exhibit X.

     "Equity Infusion" means an equity cash infusion of not less than
      ---------------
$10,000,000 whereby cash will be exchanged for the common stock of the Borrower.

     "ERISA" shall have the meaning set forth in Section 12(f).
      -----

     "Event of Default" means the occurrence of any of the events and the
      ----------------
expiration of the related grace period, if any, set forth in Section 18.

     "FAA" means the United States Federal Aviation Administration, the
      ---
Administrator thereof and any agency or instrumentality of the Federal government of the United States succeeding to their functions.

     "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended,
      --------------------
or any subsequent legislation that amends, supplements or supersedes the Federal Aviation Act and any reference to a provision or provisions of such Act shall also mean and refer to any successor provisions, however designated or distributed.

     "Federal Funds Rate" means, for any day, the weighted average of the rates
      ------------------
on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by The Bank of New York from three Federal funds brokers of recognized standing selected by The Bank of New York.

     "Formula Amount" shall have the meaning set forth in paragraph 2(d).
      --------------

     "GAAP" means generally accepted accounting principles, practices and
      ----
procedures in effect from time to time.

     "General Intangibles" means and includes all of Borrower's now owned or
      -------------------
hereafter acquired general intangibles as said term is defined in the Uniform Commercial Code in effect in the State of New York including, without limitation, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature, but General Intangibles shall exclude everything listed on Exhibit X.

     "Hazardous Discharge" shall have the meaning set forth in Section 12
      -------------------
(e)(iii).

     "Hazardous Substance" means, without limitation, any flammable explosives,
      -------------------
radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State
                      ------
Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

     "Incipient Event of Default" means any act or event which, with the giving
      --------------------------
of notice or passage of time or both, would constitute an Event of Default.

     "Indebtedness" of a Person at a particular date shall mean all obligations
      ------------
of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness (whether installment, serial maturity, sinking fund payment or otherwise), debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

     "Inventory" means and includes all of Borrower's now owned or hereafter
      ---------
acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them but Inventory shall exclude everything listed on Exhibit X.

     "Inventory Advance Rate" shall have the meaning set forth in the definition
      ----------------------
of Inventory Availability.

     "Inventory Availability" means the lesser of (a) the Inventory Sublimit or
      ----------------------
(b) 60% ("Inventory Advance Rate") of the Orderly Liquidation Value of Borrower's Eligible Inventory.

     "Inventory Sublimit" shall be $12,000,000.00 for the period commencing on
      ------------------
the Closing Date and ending on January 31, 1994 and thereafter such amount shall be reduced on the first day of each month by the greater of (a) $500,000.00 or
(b) the amount of cash proceeds realized by the Borrower from the sale of Spare Parts Inventory in the previous month.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, security interest, lien, charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

     "Loans" means the Revolving Credit Advances and all other extensions of
      -----
credit hereunder.

     "Matured Funds" means collected funds in excess of any outstanding
      -------------
Obligations under this Agreement excluding any balances remaining under the $12,000,000 Inventory advance made on the Closing Date.

     "Matured Funds Rate" means the rate of interest, announced by Lender from
      ------------------
time to time, as the rate applicable to matured funds, such rate to be adjusted automatically on the effective date of any change in such rate as announced by Lender.

     "Maximum Revolving Amount" means $20,000,000.00.
      ------------------------

     "Net Face Amount" of Receivables means the gross face invoice amount
      ---------------
thereof, less returns, discounts (the calculation of which shall be determined by Lender where optional terms are given), or any other unilateral deductions taken by Customers, and credits and allowances to Customers of any nature.

     "Net Worth" at a particular date means (a) the aggregate amount of all
      ---------
assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied less (b) the aggregate amount of all liabilities of the Borrower as may be properly classified as such in accordance with GAAP consistently applied.

     "Obligations" means and includes all Loans, all advances, debts,
      -----------
liabilities, obligations, covenants and duties owing by Borrower to Lender (or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any debt, liability or obligation owing from Borrower to others which Lender may have obtained by assignment or otherwise and further including, without limitation, all interest, charges or any other payments Borrower is required to make by law or otherwise arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to Borrower's account or incurred by Lender in connection with Borrower's account whether provided for herein or in any Ancillary Agreement.

     "Orderly Liquidation Value" shall mean 72.5% of the fair market value of
      -------------------------
Borrower's Eligible Inventory.

     "Original Owners" means WorldCorp, Inc.
      ---------------

     "Overadvance Rate" means a rate equal to one-half (1/2%) percent per annum
      ----------------
in excess of the Contract Rate.

     "Permitted Liens" means (i) liens of carriers, warehousemen, mechanics and
      ---------------
materialmen incurred in the ordinary course of business securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP; (ii) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (iii) liens in favor of Lender, (iv) liens for taxes (a) not yet due or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP and (v) liens specified on Schedule 1 (D)
                                                               --------------
hereto.

     "Person" means an individual, partnership, corporation, trust or
      ------
unincorporated organization, or a government or agency or political subdivision thereof.

     "Prime Rate" means the prime commercial lending rate of The Bank of New
      ----------
York as publicly announced in New York, New York to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers.

     "Receivables" means and includes all of Borrower's now owned or hereafter
      -----------
acquired accounts and contract rights, instruments, insurance proceeds (unless related to property listed on Exhibit X), documents, chattel paper (unless related to property listed on Exhibit X), letters of credit (unless related to property listed on Exhibit X) and Borrower's rights to receive payment thereunder, any and all rights (unless related to property listed on Exhibit X) to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Borrower, all proceeds thereof and all files in which Borrower has any interest whatsoever containing information identifying or pertaining to any of Borrower's Receivables, together with all of Borrower's rights to any merchandise which is represented thereby, and all Borrower's right, title, security and guaranties with respect to each Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor, but Receivables shall exclude everything listed on Exhibit X.

     "Receivables Advance Rate" shall have the meaning set forth in the
      ------------------------
definition of Receivables Availability.

     "Receivables Availability" means 85% ("Receivables Advance Rate") of the
      ------------------------
net face amount of Borrower's Eligible Receivables.

     "Reports" shall have the meaning set forth in Section 14.
      -------

     "Retained Goods" shall have the meaning set forth in Section 8(h).
      --------------

     "Revolving Credit Advances" shall have the meaning set forth in paragraph
      -------------------------
2(d).

     "Settlement Date" means three (3) Business Days after the day on which the
      ---------------
applicable Receivable is actually collected by Lender.

     "Spare Parts Inventory" means the GE CF6-DlA airplane engine (serial number
      ---------------------
451-109) and DC 10 and Boeing 727 parts owned by the Borrower listed on Schedule III to the Aircraft Parts Security Agreement.

     "Subsidiary" of any Person means a corporation or other entity of whose
      ----------
shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

     "Term" means the Closing Date through January 7, 1996 subject to
      ----
acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

       (B) Accounting Terms. Any accounting terms used in this Agreement which
           ----------------
are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

       (C) Other Terms. All other terms used in this Agreement and defined in
           -----------
the Uniform Commercial Code as adopted in the State of New York, shall have the meaning given therein unless otherwise defined herein.

     2. Sale of Receivables; Purchase Price; Accounts Receivables Management;
        ---------------------------------------------------------------------
Loans.
- -----

       (a) Borrower hereby assigns and sells to Lender, as absolute owner, and Lender hereby purchases from Borrower all Receivables existing on and created after the date hereof, which arise from Borrower's sale of merchandise or rendition of services.

       (b) Lender shall not assume the Credit Risk on any Receivables, it being understood that the commission payable by Borrower to Lender under Section 5(e) is in consideration of the accounts receivable management and record keeping services to be performed by Lender and not in consideration of the assumption of Credit Risk by Lender. Accordingly, all Receivables shall be purchased by Lender with full recourse to Borrower in the event of non-payment thereof for any reason whatsoever and Lender may charge back to Borrower's account the amount of any Receivable that is not paid on its due date. The procedure manual Lender has delivered to Borrower describes Lender's current practices and procedures regarding its accounts receivable management and record keeping services. Lender reserves the right to vary such practices and procedures from time to time in its sole discretion. Lender's liability to Borrower for any alleged failure on Lender's part to provide adequate accounts receivable management and record keeping services shall be expressly limited to a refund of commissions paid by Borrower during the period of such alleged failure and Lender shall have no liability of any kind whatsoever for consequential or other damages or penalties based upon any such alleged failure on Lender's part.

       (c) The purchase price of Receivable shall be the Net Face Amount thereof less Lender's commission described In Section 5(e). The purchase price will be credited to Borrower's account on the Settlement Date. Lender may in its reasonable discretion deduct from the amount payable to Borrower on any Settlement Date reserves for all Obligations then chargeable to Borrower's account and Obligations which in Lender's reasonable discretion may be chargeable to Borrower's account thereafter.

       (d) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Lender shall make revolving credit advances, (the "Revolving Credit Advances") to Borrower from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of
(x) the Maximum Revolving Amount or (y) an amount equal to the sum of:

           (i)  Receivables Availability, plus

          (ii)  Inventory Availability, minus

         (iii) Such reserves as Lender may reasonably deem proper and necessary from time to time.

       The sum of 2(d)(i), plus (ii) minus (iii) shall be referred to as the "Formula Amount".

       (e) Notwithstanding the limitations set forth above, Lender retains the right to lend Borrower from time to time such amounts in excess of such limitations as Lender may determine in its sole discretion.

       (f) Borrower acknowledges that the exercise of Lender's rights (discretionary or otherwise) hereunder may result during the term of this Agreement in one or more increases or decreases in the Advance Rates and Borrower hereby consents to any such increases or decreases which may limit or restrict advances requested by Borrower.

       (g) If Borrower does not pay any interest, fees, costs, charges or commissions to Lender when due, Borrower shall thereby be deemed to have requested, and Lender is hereby authorized at its discretion to make and charge to Borrower's account, a Revolving Credit Advance to Borrower as of such date in an amount equal to such unpaid interest, fees, costs, charges or commissions. Borrower hereby acknowledges that Lender may charge to Borrower's account all amounts owing to Lender hereunder when the same are due.

       (h) Any sums expended by Lender due to Borrower's failure to perform or comply with its obligations under this Agreement, including but not limited to the payment of taxes, insurance premiums or leasehold obligations, shall be charged to Borrower's account as a Revolving Credit Advance and added to the Obligations, provided however that Lender will use its best efforts to give the Borrower two Business Days advance notice of its intent to expend such sums.

       (i) Lender will account to Borrower monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within thirty
(30) days of the date each account was rendered specifying the item or items to which objection is made.

       (j) During the Term, Borrower may borrow, prepay at par and reborrow Revolving Credit Advances, all in accordance with the terms and conditions hereof.

       (k) The aggregate balance of Loans outstanding at any time shall not exceed the Maximum Revolving Amount. The aggregate balance of Revolving Credit Advances outstanding at any time shall not exceed the Formula Amount.

       (l) Any payments made by Customers constituting advances or deposits which do not correspond to any Receivable purchased hereunder and which have been indicated by the Borrower as an advance or deposit, shall be paid by Lender to Borrower on the same Business Day as such collection (if practical) and otherwise on the next Business Day after such collection.

       (m) As long as no Event of Default exists, Matured Funds shall be paid by Lender to Borrower at Borrower's request.

       (n) Lender will use its best efforts to notify Borrower promptly of any change in Advance Rates, eligibility of Collateral and reserves.

       (o) Lender will use its best efforts to provide the Borrower daily with an account status report reflecting the amount, if any, available for borrowing hereunder, provided that such report shall be subject to Lenders customary disclaimer.

     3. Repayment of Loans. Borrower shall be required to (i) make a mandatory
        ------------------
prepayment hereunder at any time that the aggregate outstanding principal balance of the Loans made by Lender to Borrower hereunder is in excess of the Formula Amount in an amount equal to such excess, and (ii) repay on the expiration of the Term (x) the then aggregate outstanding principal balance of Revolving Credit Advances made by Lender to Borrower hereunder together with accrued and unpaid interest, fees, charges and commissions and (y) all other amounts owed Lender under this Agreement and the Ancillary Agreements.

     4. Procedure for Revolving Credit Advances. The Borrower may request a
        ---------------------------------------
borrowing of Revolving Credit Advances prior to 1:00 P.M. New York time on the Business Day of its request to incur, on that day, a Revolving Credit Advance. All Revolving Credit Advances shall be disbursed from whichever office or other place in the United States Lender may designate from time to time and, together with any and all other Obligations of Borrower to Lender, shall be charged to the Borrower's account on Lender's books. The proceeds of each Revolving Credit Advance made by the Lender shall be made available to the Borrower on the day so requested by way of credit to the Borrower's operating account maintained with such bank as Borrower designated to Lender by Federal Funds Wire. Any and all Obligations due and owing hereunder may be charged to Borrower's account and shall constitute Revolving Credit Advances.

     5.  Interest; Fees; Commissions.
         ---------------------------

         (a)  Interest.

              (i) Except as modified by Section 5(a)(iii) below, interest on Revolving Credit Advances shall be payable in arrears on the last day of each month. Interest payments hereunder may, at Lender's option be charged by Lender to Borrower's account. Interest charges shall be computed on the unpaid balance of the Revolving Credit Advances for each day they are outstanding at a rate per annum equal to the Contract Rate. In the event the aggregate amount of Revolving Credit Advances exceeds the Formula Amount for ten (10) or more days in any month during the Term, the average daily balance of Revolving Credit Advances in that month shall bear interest at the Overadvance Rate.

              (ii) Interest shall be computed on the basis of actual days elapsed over a 360-day year.

              (iii) Upon the occurrence and during the continuance of an Event of Default described in Section 18(a), interest shall be payable at the Default Rate on the amount overdue.

              (iv) Notwithstanding the foregoing, in no event shall interest exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this Agreement or an Ancillary Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall either be applied, at Lender's option, to the outstanding

Loans in such order as Lenders shall determine or refunded by Lender to Borrower.

              (v) Borrower shall pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including, but not limited to, any deduction for any set-off or counterclaim.

         (b)  Fees.

              (i)   Closing Fee. Upon execution of this Agreement by Borrower
                    -----------
and Lender, Borrower shall pay to Lender a closing fee in an amount equal to $100,000.00. Any portion of the Deposit delivered to us pursuant to the proposal letter remaining in your account with us after all expenses have been applied, shall be offset against the closing fee.

              (ii)  Due Diligence Fee. Upon execution of this Agreement by
                    -----------------
Borrower and Lender, Borrower shall pay to Lender a due diligence fee in an amount equal to $100,000.

              (iii) Facility Fee. Borrower shall pay to Lender a facility fee in
                    ------------
an amount equal to $185,000.00, payable in installments of $10,000 per month during the first year of the Term and $5,000 per month thereafter.

              (iv)   Collateral Monitoring Fee. Upon Lender's performance of any
                     -------------------------
collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Lender and which monitoring is undertaken by Lender or for Lender's benefit, an amount equal to $600.00 per day, per person, for each person employed to perform such monitoring together with all reasonable out-of-pocket costs, disbursements and expenses incurred by the Lender and the person performing such collateral monitoring shall be charged to Borrower's account provided that such charges shall not exceed $10,000.00 annually.

              (v) Unused Facility Fee. Borrower shall pay to Lender monthly, an
                  -------------------
unused facility fee, at the rate of .5% (one-half of one percent) per annum on the difference between $8,000,000 and the average daily amount of Revolving Credit Advances which have been made based upon Receivables.

       (c) Increased Costs. In the event that a change shall occur after the
           ---------------
Closing Date in any applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by Lender (for purposes of this Section 5(c), the term "Lender" shall include Lender and any corporation or bank controlling Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, if such request results from such a change, shall:

          (i) subject Lender to any stamp, documentary or similar tax with respect to this Agreement or any Ancillary Agreements;

          (ii) impose, modify or hold applicable with respect to the Loans any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (iii) impose on Lender any other condition with respect to this Agreement or any Ancillary Agreements; and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Loans hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, in any case Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount and method of calculation of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error. Lender shall take such reasonable steps, as Borrower may request and at Borrower's expense, to minimize such costs provided such steps have no adverse effect on Lender.

       (d)  Capital Adequacy.
            ----------------

            (i) In the event that a change after the Closing Date in any applicable law, rule, regulation or guideline regarding capital adequacy, or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 5(d), the term "Lender" shall include Lender and any corporation or bank controlling Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, which request or directive results from such a change, has the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's general policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrower shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition Lender shall take such reasonable steps, as Borrower may request and at Borrower's expense, to minimize such costs provided such steps have no adverse effect on Lender.

            (ii) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 5(d) hereof and the method of calculation thereof when delivered to Borrower shall be conclusive absent manifest error.

       (e)  Commission.
            ----------

            (i) Borrower shall pay to Lender monthly, on the fifteenth day of each month, a commission on each invoice evidencing a Receivable purchased hereunder during the prior month of $5.00.

       (f)  Matured Funds. On the last day of each month during the Term, Lender
            -------------
shall credit Borrower's account with interest at the Matured Funds Rate in effect during such month on the average daily balance during such month of any amounts payable by Lender to Borrower hereunder which are not drawn by Borrower on the Settlement Date.

       6.  Security Interest.
           -----------------

       (a) To secure the prompt payment to Lender of the Obligations, Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located (whether or not the same is subject to Article 9 of the Uniform Commercial Code). All of the Borrower's ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by Lender, be kept by Borrower in trust for Lender until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Borrower shall be deemed to include the foregoing grant, whether or not the same appears therein.

       (b) Lender may file one or more financing statements disclosing Lender's security interest in the Collateral without Borrower's signature appearing thereon or Lender may sign on Borrower's behalf as provided in paragraph 13 hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, Borrower will immediately deliver such instrument to Lender appropriately endorsed.

     7. Representations Concerning the Collateral. Borrower represents and
        -----------------------------------------
warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Credit Advance and made as of the time of each and every Revolving Credit Advance hereunder):

       (a) all the Collateral (i) is owned by Borrower free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (A) those in Lender's favor and (B) Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest;

       (b) all Receivables except those with respect to which Borrower has notified Lender at the time of assignment were not to be treated as Eligible Receivables (i) represent complete bona fide transactions which require no further act under any circumstances on Borrower's part to make such Receivables payable by Customers, (ii) to the best of Borrower's knowledge, are not subject to any present, future or contingent Disputes and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of Borrower.

     8. Covenants Concerning the Collateral. During the Term, Borrower covenants
        -----------------------------------
that it shall:

       (a) not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business, (ii) the sale of Spare Parts Inventory, (iii) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $200,000 and, if in excess of said amount, only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (y) the proceeds of which are remitted to Lender in reduction of the Obligations and (iv) the disposition of General Intangibles in the ordinary course of business;

       (b) not encumber, mortgage, pledge, assign or grant any security interest in any Collateral to anyone other than Lender except as set forth on Schedule 1
                                                                     ----------
(B) attached hereto and made a part hereof;
- ---

       (c) place notations upon Borrower's books of account and any financial statement prepared by Borrower to disclose Lender's security interest in the Collateral;

       (d) defend the Collateral against the claims and demands of all parties;

       (e) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved ordinary wear and tear excepted. Borrower shall not permit any such items to become a fixture to real estate or accessions to other personal property;

       (f) not extend the payment terms of any Receivable without prompt notice thereof to Lender;

       (g) perform all other steps requested by Lender to create and maintain in Lender's favor a valid perfected first security interest in all Collateral; and

       (h) Borrower shall promptly provide Lender with duplicate originals of all credits which Borrower issues to its Customers and immediately notify Lender of any merchandise returns or Disputes. Borrower shall settle all Disputes at no cost or expense to Lender. Should Lender so elect, during the continuation of any Event of Default, Lender may at any time in its discretion (i) withdraw Borrower's authority to issue credits to its Customers without Lender's prior written consent; (ii) litigate Disputes or settle them directly with Customers on terms acceptable to Lender; or (iii) direct Borrower to set aside and identify as Lender's property any returned or repossessed merchandise or other goods which by sale resulted in Receivables theretofore assigned to Lender ("Retained Goods"). All Retained Goods (and the proceeds thereof) shall be (A) held by Borrower in trust for Lender as Lender's property, (B) subject to Lender's security interest hereunder and (C) disposed of only in accordance with Lender's express written instructions.

     9. Collection and Maintenance of Collateral and Records. Lender may at any
        ----------------------------------------------------
time verify Borrower's Receivables utilizing an audit control company or any other agent of Lender, provided however, that absent an Event of Default, or a reason to suspect fraud such action may only be taken during normal business hours upon one Business Day's notice to the Borrower. Lender or Lender's designee may, but only while an Event of Default in continuing, notify Customers, at any time at Lender's sole discretion, of Lender's security interest in Receivables, collect them directly and charge the collection costs and expenses to Borrower's account, but, unless and until Lender does so or gives Borrower other instructions, Borrower shall instruct all of its Customers to make payments on account of Receivables to an account under Lender's dominion or control at such bank as Lender may designate, as provided by the terms of
Section 23. To the extent Borrower receives any payments on account of Receivables, it shall hold such payments for Lender's benefit in trust as Lender's trustee and immediately deliver them to Lender in their original form with all necessary endorsements or, as directed by Lender, deposit such payments as directed by Lender pursuant to
Section 22 hereof. Lender will credit (conditional upon final collection) all such payments to Borrower's account on the Settlement Date. Once each week Borrower shall provide Lender with schedules describing all Receivables created or acquired by Borrower during the preceding seven days and shall execute and deliver confirmatory written assignments of such Receivables in the form of
Schedule 9 to Lender, but Borrower's failure to execute and deliver such schedules or written confirmatory assignments of such Receivables shall not affect or limit Lender's security interest or other rights in and to the Receivables. Borrower shall furnish, at Lender's request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other related documents and information as Lender may require. All of Borrower's invoices shall bear the payment terms stated on the applicable customer order, and no change from the original payment terms of such customer order shall be made without the prior written consent of Lender. Borrower shall provide Lender on a monthly (within ten (10) days after the end of each month), or more frequent basis, as requested by Lender, a summary report of Borrower's current Spare Parts Inventory, certified as true and accurate by Borrower's President or Chief Financial Officer. Borrower shall provide Lender, as requested by Lender, such other schedules, documents and/or information regarding the Collateral as Lender may reasonably require.

     10. Inspections. At all times during normal business hours, Lender shall
         -----------
have the right to (a) visit and inspect Borrower's properties and the Collateral, (b) inspect, audit and make extracts from Borrower's relevant books and records, including, but not limited to, management letters prepared by independent accountants, and (c) discuss with Borrower's principal officers, and independent accountants, Borrower's business, assets, liabilities, financial condition, results of operations and business prospects provided that absent an Event of Default or a reason to suspect fraud, such action may be taken only upon one Business Day's notice to the Borrower. Borrower will deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower.

     11. Financial Information. Borrower shall provide Lender (a) as soon as
         ---------------------
available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, Borrower's balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and statement of cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, which shall have been reported on by Peat Marwick & Co. or such other independent certified public accountants who shall be reasonably satisfactory to Lender and shall be accompanied by an unqualified audit report issued by such independent certified public accountants; (b) as soon as available, drafts of Borrower's balance sheet as at the end of each of Borrower's fiscal years and the related statements of income, retained earnings and statement of cash flow for such fiscal year, which have been internally prepared by Borrower; (c) as soon as available, but in any event within forty-five (45) days after the end of each quarter, Borrower's balance sheet as at the end of such quarter and the related statements of income, retained earnings and statement of cash flow for such quarter, setting forth in comparative form the figures as at the end of and for the previous quarter, which shall have been internally prepared by Borrower and certified as being prepared in accordance with GAAP, subject to year-end adjustments by its Chief Financial Officer; (d) as soon as available, but in any event within thirty (30) days after the close of each month, the balance sheet as at the end of such month and the related statements of income, retained earnings and statement of cash flow for such month, which have been internally prepared by Borrower and certified by its Chief Financial Officer as being prepared in accordance with GAAP, subject to year-end adjustments. All financial statements required under (a), (b), (c) and (d) above shall be prepared in accordance with GAAP, subject to year-end adjustments in the case of monthly and quarterly statements. At the times the financial statements are furnished pursuant to (a),
(b), (c) and (d) above, a certificate of Borrower's President or Chief Financial Officer shall be delivered to Lender stating that, based on an examination sufficient to enable him to make an informed statement, no Event of Default or Incipient Event of Default exists, or, if such is not the case, specifying such Event of Default or Incipient Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event. If any internally prepared financial information, including that required under this paragraph, is unsatisfactory in any manner to Lender, and an Event of Default is continuing Lender may at its own expense request that Borrower's independent certified public accountants review same.

     In addition to the foregoing financial statements, Borrower shall furnish Lender (i) no less than thirty (30) days after the close of each month a borrowing base certificate in the form of Schedule 11 and (ii) no less than thirty (30) days prior to the beginning of each fiscal year, or such other reasonable intervals as may be requested by Lender, commencing with fiscal year 1995, a month by month projected operating budget and cash flow for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared. If any such projections are unsatisfactory in any manner to Lender, and an Event of Default is continuing, Lender may at its own expense request that Borrower's independent certified public accountants compile or review same. Borrower shall also furnish Lender with copies of the 10Q, 10K and 8K Statements of WorldCorp, Inc.

     12. Additional Representations, Warranties and Covenants. Borrower
         ----------------------------------------------------
represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a Revolving Credit Advance and made as of the time of each Revolving Credit Advance made hereunder), and covenants that:

       (a) Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware and duly qualified and in good standing in every other state or jurisdiction in which the nature of Borrower's business requires such qualification;

       (b) the execution, delivery and performance of this Agreement and the Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of Borrower's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound and (iii) are within Borrower's corporate powers;

       (c) this Agreement and the Ancillary Agreements executed and delivered by Borrower are Borrower's legal, valid and binding obligations, enforceable in accordance with their terms;

       (d) it keeps and will continue to keep all of its books and records concerning the Collateral at Borrower's executive offices located at the address set forth in the introductory paragraph of this Agreement and will not move such books and records without giving Lender at least thirty (30) days prior written notice;

       (e) (i) the operation of Borrower's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations.

          (ii) In the event the Borrower obtains, gives or receives notice of any release or threat of release of a reportable quantity of any Hazardous Substances on its property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or

Borrower's interest therein (any of the foregoing is referred herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which such property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then the Borrower shall, within five (5) Business Days, give written notice of same to the Lender detailing facts and circumstances of which the Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint and periodically inform Lender of the status of the matter. Such information is to be provided to allow the Lender to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon the Lender with respect thereto.

          (iii) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien, charge, claim or encumbrance. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any environmental laws, the Lender may, but without the obligation to do so, for the sole purpose of protecting the Lender's interest in Collateral: (A) give such notices or (B) enter onto Borrower's property (or authorize third parties to enter onto such property) and take such actions as the Lender (or such third parties as directed by the Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Credit Advances shall be paid upon demand by the Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

          (iv) Borrower shall defend and indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by the Lender under or on account of any environmental laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge by Borrower or on its property, the presence of any Hazardous Substances affecting Borrower's property, whether or not the same originates or emerges from Borrower's property or any contiguous real estate, including any loss of value of the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of the Lender. The Borrower's obligations under this paragraph 12(e) shall arise upon the discovery of the presence of any Hazardous Substances on the Borrower's property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substances. The Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

          (v) For purposes of paragraph 12(e) all references to Borrower's property shall be deemed to include all of Borrower's right, title and interest in and to all owned and/or leased premises;

       (f) based upon the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder:
(i) Borrower has not engaged in any Prohibited Transactions as defined in paragraph 406 of ERISA and paragraph 4975 of the Internal Revenue Code, as amended; (ii) Borrower has met all applicable minimum funding requirements under paragraph 302 of ERISA in respect of its plans; (iii) Borrower has no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) Borrower has no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Borrower's employees; and (v) since September, 1986 Borrower has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980;

       (g) it has capital sufficient to carry on its business and all businesses in which it is about to engage;

       (h) except as described in Borrower's financial statements which have been delivered to Lender, there is no pending or threatened litigation, actions or proceeding which involve the possibility of materially and adversely affecting the Borrower's business, assets, operations, condition or prospects, financial or otherwise, or the Collateral or the ability of Borrower to perform this Agreement;

       (i) all balance sheets and income statements which have been delivered to Lender fairly, present Borrower's financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in Borrower's financial condition as reflected in its September 30, 1993 financial statements since the date thereof and such statements do not fail to disclose any fact or facts which materially and adversely affect Borrower's financial condition;

       (j) (x) it possesses all of the licenses, patents, copyrights, trademarks, tradenames and permits necessary to conduct its material business,
(y) there has been no assertion or claim of violation or infringement with respect thereof which would have a material adverse affect on the Borrower's business and (z) all such licenses, patents, copyrights, trademarks, tradenames and permits are listed on Schedule 12(j);
                          --------------

       (k) it will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it unless such tax, charge or levy is being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP;

       (l) it will promptly inform Lender in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of Borrower's properties, assets or business, which might singly or in the aggregate, have a materially adverse effect on Borrower; (ii) any amendment of Borrower's certificate of incorporation or by-laws; (iii) any change in Borrower's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or might have a materially adverse effect on Borrower; (iv) any Event of Default or Incipient Event of Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Borrower is a party or by which Borrower or any of Borrower's properties may be bound which would have a material adverse effect on Borrower's business, operations, property or condition (financial or otherwise) or the Collateral; (vi) any change in the location of Borrower's executive offices; (vii) any change in the location of Borrower's Spare Parts Inventory from the locations listed on Schedule 12(l)
                                                              ---------------
attached hereto, (viii) any change in Borrower's corporate name; (ix) any material delay in Borrower's performance of any of its obligations to any Customer and of any assertion of any material claims, offsets, counterclaims or Disputes by any Customer and of any allowances, credits and/or other monies granted by it to any Customer; (x) furnish to and inform Lender of all material adverse information relating to the financial condition of any account debtor owing more than $100,000 to Borrower with respect to which Borrower has actual knowledge; and (xi) any material return of goods;

       (m) it will not (i) create, incur, assume or suffer to exist any Indebtedness in excess of $25,000,000 (exclusive of trade debt) whether secured or unsecured other than (A) capital leases or purchase money security interests which do not exceed an aggregate amount of $20,000,000 and (B) Borrower's Indebtedness to Lender and as set forth on Schedule 12(m) attached hereto and
                                           --------------
made a part hereof; (ii) declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock of Borrower except that Borrower may make quarterly dividends so long as (x) in any six month period such dividends do not exceed the lesser of $4,500,000 or 50% of Borrower's aggregate net income for the previous six months and (y) after giving effect to such dividend, there exists not less than $7,500,000 of cash or cash equivalents on the Borrower's balance sheet; (iii) directly or indirectly, prepay any Indebtedness (other than to Lender), or repurchase, redeem, retire or otherwise acquire any indebtedness of Borrower; (iv) makes advances, loans or extensions of credit to any Person; (v) become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise; (vi) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; (vii) form any Subsidiary or enter into any partnership, joint venture or similar arrangement provided that Borrower may do so as long as its aggregate loans and investments to such entities do not exceed $250,000 in each fiscal year; (viii) materially change the nature of the business in which it is presently engaged; (ix) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Lender except as required by GAAP or in the tax reporting treatment or except as required by law; (x) enter into any transaction with any Affiliate, except in ordinary course on arms-length terms; or (xi) bill Receivables under any name except the present name of the Borrower;

       (n) it shall not permit its Net Worth to be less than the following amounts at any time during the following periods provided that (A) each such amount shall be decreased by the cumulative amount of dividends paid in accordance herewith and (B) upon the Equity Infusion, each such amount shall be increased by the amount of the Equity Infusion:


Quarter Ending                                                 Amount
- --------------                                                 ------
12/31/93                                                       ($ 8,000,000.00)
3/31/94                                                        ( 14,000,000.00)
6/30/94                                                        (  3,000,000.00)
9/30/94                                                           2,000,000.00
12/31/94                                                          4,000,000.00
3/31/95                                                        (  2,000,000.00)
6/30/95                                                           9,000,000.00
9/30/95                                                          14,000,000.00
12/31/95                                                         16,000,000.00

     (o) it shall not permit its net income to be less than the following amounts for the following periods:

        Date                          Amount
        ----                          ------
    1/1/94 - 3/31/94                  ( 6,000,000.00)
    4/1/94 - 6/30/94                   11,000,000.00
    7/1/94 - 9/30/94                    5,000,000.00
   10/1/94 - 12/31/94                   2,000,000.00
    1/1/95 - 3/31/95                  ( 6,000,000.00)
    4/1/95 - 6/30/95                   11,000,000.00
    7/1/95 - 9/30/95                    5,000,000.00
   10/1/95 - 12/31/95                   2,000,000.00

provided that in any quarter that the net income exceeds the applicable amount set forth above, such excess may be applied to the consecutive quarter for purposes of this Section 12(o);

       (p) all financial projections of Borrower's performance prepared by Borrower or at Borrower's direction and delivered to Lender will represent, at the time of delivery to Lender, Borrower's best estimate of Borrower's future financial performance and will be based upon assumptions which are reasonable in light of Borrower's past performance and then current business conditions;

       (q) it will not make capital expenditures including for Spare Parts Inventory (net of related Indebtedness permitted hereunder) in any fiscal year an amount in excess of $15,000,000;

       (r) it shall not suffer to exist a pre-tax loss in any month except that during January, February and March of each year, it may incur a loss of not more than $2,000,000;

       (s) none of the proceeds of the Loans hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect; and

       (t) it will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At its own cost and expense in amounts and with carriers used by companies engaged in business similar to Borrowers, it shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for bodily injury, death or property damage suffered by others; (iv) maintain all such workmen's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (v) furnish Lender with copies of certificates of insurance evidencing the maintenance of such policies at least thirty (30) days before any expiration date, and (y) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as loss payee and providing that as to Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of Borrower and the insurer will provide Lender with at least thirty (30) days notice prior to cancellation. Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Borrower and Lender jointly. Upon an Event of Default, if any insurance losses are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Upon an Event of Default, Lender is hereby authorized to adjust and compromise claims. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine. Any surplus shall be paid by Lender to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Lender, on demand.

       (u) it shall cause the occurrence of the Equity Infusion within 120 days from the Closing Date.

       (v) it shall not acquire any interest other than leasehold interests in any Aircraft, airframe or engine unless at Borrower's expense (i) Borrower grants a first priority perfected security interest therein to Lender, (ii) executes and delivers to Lender an amendment to the Aircraft Security Agreement with respect to such Aircraft, airframe or engine, in form and substance satisfactory to, and approved in writing by, Lender, (iii) causes such agreement to be immediately filed for recording with the FAA pursuant to the Federal Aviation Act and (iv) Borrower delivers to Lender an opinion of counsel satisfactory, in form and substance to Lender with respect to the acquisition of such Aircraft, airframe or engine, Borrower's title thereto, the validity and perfection of the security interest of Lender therein, and such other matters as may reasonably be requested by Lender.

       (w) Schedule 1 (A) sets forth a list of each engine owned by Borrower that comprises Spare Parts Inventory, together with the serial number of each such engine and the book value of each such engine. No further action, including any filing or recording of any document, is necessary or advisable in order to establish and perfect Borrower's title to the engines owned by

Borrower, respectively, as against any other Person. Except for the filing for recordation pursuant to the Federal Aviation Act of the Aircraft Security Agreement, no further action, including any filing or recordation of any document (including, without limitation, any financing statement in respect thereof under Article 9 of the Uniform Commercial Code), is necessary or advisable in order to create and perfect the security interest created under the Aircraft Security Agreement in favor of the Lender in engines listed on Schedules 1 (A).

       (x) it shall no later than January 15, 1994 take all steps necessary to protect Lender's interest in Borrower's Receivables under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to us appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between it and the United States, any state or any department, agency, instrumentality or any of them.

       (y) it shall not use any Spare Parts Inventory for the purpose of maintaining or repairing any MD-11 aircraft.

     13. Power of Attorney. Borrower hereby appoints Lender or any other Person
         -----------------
whom Lender may designate as Borrower's attorney, with power to: (i) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (ii) sign Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers; (iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers provided that so long as no Event of Default is continuing, Lender will use its best efforts not to disclose any aspect of this Agreement or any Ancillary Agreements to any Customer; (iv) execute customs declarations and such other documents as may be required to clear Inventory through Customs; (v) while an Event of Default is continuing, do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (vi) on or after the occurrence and continuation of an Event of Default, should Lender determine that Borrower is not cooperating with Lender, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and to receive, open and dispose of all mail addressed to Borrower. Borrower hereby ratifies and approves all acts of the attorney executed as aforesaid. Absent gross negligence, neither Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to Lender or in which Lender has a security interest remains unpaid and until the Obligations have been fully satisfied.

     14. Expenses. Borrower shall pay all of Lender's reasonable out-of-pocket
         --------
costs and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by Lender and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement if the Lender prevails in such prosecution or defense. Borrower shall also pay all of Lender's reasonable out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by Lender, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, if requested by Borrower, (b) Lender's obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Lender's security interests, assignments of rights and liens hereunder as valid perfected security interests, and (c) subject to any limitations contained in this Agreement any attempt to inspect or verify any Collateral and (d) if an Event of Default is continuing, the protection, collection, sale liquidation or other disposition of Collateral. Borrower shall also pay Lender's then standard price for furnishing Borrower or its designees copies of any statements, records, files or other data (collectively, "Reports") requested by Borrower or its designees, other than reports of the kind furnished to Borrower and Lender's other borrowers on a regular, periodic basis in the ordinary course of Lender's business. Borrower shall also pay Lender's customary bank charges, including, without limitation, all wire transfer fees incurred by Lender, for all bank services performed or caused to be performed by Lender for Borrower at Borrower's request. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Borrower to Lender shall be payable on demand and shall be secured by the Collateral. Borrower hereby acknowledges that Lender shall not be liable in any manner whatsoever for any selling expenses, orders, purchases or contracts of any kind resulting from any transaction between Borrower and any other Person and Borrower hereby indemnifies and holds Lender harmless with respect thereto, which indemnity shall survive termination of this Agreement.

     15. Assignment By Lender. In the event of a sale of its assets or stock,
         --------------------
Lender may assign any or all of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Lender's rights with respect thereto. Upon such transfer, Lender shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Lender may from time to time sell or otherwise grant participations in any of the Obligations but only if Lender retains full decision making authority and administrative responsibility for the transactions contemplated hereby and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant. Borrower agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Borrower were directly indebted to such holder in the amount of such participation.

     16. Waivers. Except as expressly provided herein, Borrower waives
         -------
presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Borrower might otherwise be entitled.

     17. Term of Agreement. This Agreement shall continue in full force and
         -----------------
effect until the expiration of the Term. If Lender receives written notice from the Borrower of its request to extend the Term 60 days prior to the last day of the initial Term or any renewal Term, and Lender agrees to do so, the Term shall be extended for a period of one year from the expiration date of such Term. The Borrower may terminate this Agreement effective as of any time during the Term by (a) giving Lender sixty (60) days' prior written notice (via certified mail, return receipt requested) and (b) paying Lender, in addition to all other Obligations (including but not limited to any outstanding balance of the facility fee set forth in Section 5(b)(ii)), the Early Termination Fee. Upon termination of this Agreement and full satisfaction of all Obligations Lender shall at Borrower's request and expense execute documents terminating the lien of this Agreement and the Ancillary Agreements and reselling to Borrower all Receivables at their original purchase price from Borrower.

     18. Events of Default. The occurrence of any of the following shall
         -----------------
constitute an Event of Default:

     (a) failure to make payment of any of the Obligations when required hereunder if such failure continues for five (5) days;

     (b) failure to pay any taxes for 20 days after being due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Borrower's books;

     (c) failure to perform under and/or committing any breach of this Agreement or any Ancillary Agreement or any other agreement between Borrower and Lender and such failure or breach is not cured within 10 days of Lender's notice thereof to Borrower;

     (d) occurrence of a default under any agreement to which Borrower is a party with third parties which default has a material adverse affect upon Borrower's business, operations, property or condition (financial or otherwise) including all leases for any premises where Inventory or Equipment is located;

     (e) any representation, warranty or statement made by Borrower hereunder, in any Ancillary Agreement, any certificate statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect and has not been cured within 10 days of Lender's notice thereof to Borrower;

     (f) an attachment or levy is made upon any of Borrower's assets and such attachment or levy is for an aggregate value in excess of $500,000, or a judgment is rendered against Borrower or any of Borrower's property involving a liability of more than $500,000, which shall not have been vacated, discharged, stayed or bonded pending appeal with thirty (30) days from the entry thereof;

     (g) any change in Borrower's condition or affairs (financial or otherwise) which in Lender's good faith opinion impairs the Collateral or the ability of Borrower to perform its Obligations;

     (h) subject to liens permitted hereunder, any lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected lien having a first priority interest and such deficiency has not been cured within 10 days of Lender's notice thereof to Borrower;

     (i) if Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

     (j) Borrower shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

     (k) WorldCorp, Inc. or any Subsidiary of the Borrower shall (i) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, (viii) take any action for the purpose of effecting any of the foregoing;

     (l) Borrower directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of Borrower or any interest therein with an aggregate value of more than $500,000, except as permitted herein;

     (m) Lender shall in good faith deem itself insecure or unsafe or shall fear diminution in value, removal or waste of the Collateral in an amount in excess of $500,000 as measured from the Closing Date;

     (n) a default by Borrower in the payment, when due, of any principal of or interest on any indebtedness for money borrowed in excess of the aggregate amount of $1,000,000;

     (o) any Change of Ownership.

     19. Remedies. (a) Upon the occurrence of an Event of Default pursuant to
         --------
Section 18(i) herein, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; upon the occurrence and continuation of any other of the Events of Default, Lender shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully satisfied, Lender shall retain its security interest in all Collateral. Lender shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the Uniform Commercial Code, and under other applicable law, all other legal and equitable rights to which Lender may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require Borrower to assemble the Collateral, at Borrower's expense, and to make it available to Lender at a place designated by Lender which is reasonably convenient to both parties and to enter any of the premises of Borrower or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for storage thereof for a period up to at least sixty (60) days after sale or disposition of said Collateral). Further, Lender may, at any time or times after default by Borrower, sell and deliver all Collateral held by or for Lender at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Lender, in Lender's sole discretion, deems advisable or Lender may otherwise recover upon the Collateral in any commercially reasonable manner as Lender, in its sole discretion, deems advisable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is received by Borrower at Borrower's address as set forth herein, at least ten (10) days before the time of the event of which notice is being given. Lender may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of Borrower's trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Lender elects) of all Obligations. Lender will return any excess to Borrower and Borrower shall remain liable to Lender for any deficiency.

     20. Waiver; Cumulative Remedies. Failure by Lender to exercise any right,
         ---------------------------
remedy or option under this Agreement or any supplement hereto or any other agreement between Borrower and Lender or delay by Lender in exercising the same, will not operate as a waiver; no waiver by Lender will be effective unless it is in writing and then only to the extent specifically stated. Lender's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Lender may have.

     21. Application of Payments.  Borrower irrevocably waives the right to
         -----------------------
direct the application of any and all payments at any time or times hereafter received by Lender from or on Borrower's behalf and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against Borrower's Obligations hereunder in such manner as Lender may deem advisable notwithstanding any entry by Lender upon any of Lender's books and records.

     22. Depository Accounts. Any payment received by Borrower on account of any
         -------------------
Receivables or Spare Parts Inventory shall be held by Borrower in trust for Lender and Borrower shall promptly deliver same in kind to Lender or deposit all such payments into a cash collateral account at such bank as Lender may designate for application to payment of the Obligations.

     23. Lock Box Accounts. Borrower shall, at Lender's request, instruct all of
         -----------------
its Customers to make such payments on account of Receivables to an account under Lender's dominion and control at such bank in the United States as Lender may designate.

     24. Revival. Borrower further agrees that to the extent Borrower makes a
         -------
payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     25. Notices. Any notice or request (except a request under Section 4
         -------
hereof) hereunder may be given to Borrower or Lender at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this paragraph. Any notice or request (except a request under Section 4 hereof) hereunder shall be given by registered or certified mail, return receipt requested, or by overnight mail or by telecopy (confirmed by mail). Notices and requests shall be, in the case of those by mail or overnight mail, deemed to have been given when received

     Notices shall be provided as follows:

If to the Lender:   BNY Financial Corporation
                    1290 Avenue of the Americas
                    New York, New York 10104
                    Attention: Robert Grbic
                    Telephone: (212) 408-7292
                    Telecopy: (212) 408-4384

If to the Borrower: WORLD AIRWAYS, INC.
                    13873 Park Center Rd. Suite 490
                    Herndon, VA 22071
                    Attention: Chief Financial Officer
                    Telephone: (703) 834-9200
                    Telecopy: (703) 834-9211

With a copy to:     Morgan Lewis & Bockius
                    101 Park Ave.
                    New York, NY 10178
                    Attention: Ian Shrank
                    Telephone: (212) 309-6076
                    Telecopy: (212) 309-6273

     26. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE
         --------------------------------------
GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. LENDER SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY
UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UNIFORM COMMERCIAL
CODE OF NEW YORK. BORROWER AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY

ANCILLARY AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND BORROWER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT BORROWER'S ADDRESS APPEARING ON LENDER'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED WHEN RECEIVED BY BORROWER. BOTH PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND LENDER AND BORROWER WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

     27. Limitation of Liability. Borrower acknowledges and understands that in
         -----------------------
order to assure repayment of the Obligations hereunder Lender may be required to exercise any and all of Lender's rights and remedies hereunder and agrees that neither Lender nor any of Lender's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith or gross negligence.

     28. Entire Understanding. This Agreement and the Ancillary Agreements
         --------------------
contain the entire understanding between Borrower and Lender and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by the Borrower's and Lender's respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

     29. Modification. This Agreement and the Ancillary Agreements constitute
         ------------
the complete agreement between the parties with respect to the subject matter hereof and thereof and may not be modified, altered or amended except by an agreement in writing signed by the parties hereto and thereto.

     30. Severability. Wherever possible each provision of this Agreement or the
         ------------
Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

     31. Captions. All captions are and shall be without substantive meaning or
         --------
content of any kind whatsoever.

     32. Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which taken together shall constitute one and the same instrument.

     33. Construction. The parties acknowledge that each party and its counsel
         ------------
have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.


     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                         WORLD AIRWAYS, INC.



                         By: /s/ A. Scott Andrews
                             -------------------------------
                             Name:  A. Scott Andrews
                             Title:       C.F.O.


[CORPORATE SEAL]

                         BNY FINANCIAL CORPORATION



                         By: /s/ Donald G. Niddris
                             -------------------------------
                             Name:  Donald G. Niddris
                             Title:       EVP

                               LIST OF SCHEDULES
                               -----------------

Schedule 1 (A) - Engines

Schedule 1 (B) - Avionics Equipment

Schedule 1 (D) - Permitted Liens

Schedule 9 - Form of Assignment

Schedule 11 - Borrowing Base Certificate

Schedule 12(j) - Licenses, Patents, Trademarks and Copyrights

Schedule 12(l) - Inventory Locations

Schedule 12(m) - Permitted Indebtedness

Exhibit X - Collateral Exceptions

Exhibit Y - Form of Invoice

                                Schedule 1(A)
                                -------------


One GE Engine Model CF6 - DIA, Serial number 451-109

                                Schedule 1(B)
                                -------------


None

                                Schedule 1(D)
                                -------------

Sale, Loan and Security Agreement, dated as of March 8, 1993, with McDonnell Douglas Corporation

Loan and Security Agreement with International Lease Finance Corporation

Engine Mortgage dated as of May 24, 1993 with GATX Capital Corporation

Engine Mortgage with Svenska Finans International BV

Engine Mortgage with PK Financing II

Various leases of aircraft, engines, parts and real estate where Borrower is the lessee

                                   SCHEDULE 9
                                   ----------

                       RECEIVABLES ASSIGNMENT CERTIFICATE


     For value received the undersigned hereby pledges, assigns, and transfers to BNY FINANCIAL CORPORATION (herein called "Lender") the claims or accounts receivable described and set forth on this statement or in the statements attached hereto, together with all monies now due or to become due thereon, all guaranties and security therefor, and all rights, title and interest of the undersigned in the merchandise giving rise thereto, including the right of stoppage in transit, with full power (but only to the extent set forth in the Agreement referenced below) to collect and/or compromise the same or otherwise deal with the same in its own name or otherwise as though it were the absolute owner thereof for all purposes.

     Said claims, accounts, money, merchandise, and security are assigned as collateral security for all Obligations (as such term is defined in the Accounts Receivable Management and Security Agreement dated December 7, 1993, as amended and supplemented between the Lender and the undersigned). The undersigned repeats and confirms that the representations and warranties made by the undersigned in said Agreement, or otherwise in connection with said Agreement and the Ancillary Agreements referenced therein are true and correct as of the date hereof, except to the extent same relate solely to a different date which representations and warranties are true and correct as of the other date.

WORLD AIRLINES, INC.


By:
   ----------------------------------
     A. SCOTT ANDREWS
     CHIEF FINANCIAL OFFICER



DATED:
      -------------------------------

                                  SCHEDULE 11
                                  -----------

                             BORROWER'S CERTIFICATE

A.  Accounts Receivable:

  1. Balance from previous month           ____________________________________

  2. Adjustments:                          ____________________________________
     a. Collections                        ____________________________________
     b. Discounts                          ____________________________________
     c. Other                              ____________________________________

  3. Current month's Accounts
     Receivable                            ____________________________________

  4. Less non-qualifying Reserves:
     a. 50% or more of account balance
        is 31 days past due                ____________________________________
     b. Invoices with terms greater
        than 90 days from date of invoice  ____________________________________
     c. Invoices 61 days past due          ____________________________________
     d. Customers with credit balances     ____________________________________
     e. Invoices in dispute                ____________________________________
     f. Contra Accounts                    ____________________________________

  5. Net Eligible Accounts Receivable      ____________________________________

  6. Availability @ 85% of Eligible
     (Not greater than $8,000,000)         ____________________________________

B.  Loan Balance                           ____________________________________

C.  Availability Computation

  1. Availability
     (line 6)                              ____________________________________
  2. Less Loan balance                     ____________________________________
  3. Availability (overadvance)            ____________________________________

WORLD AIRWAYS, INC.



By:
   -----------------------
   A. SCOTT ANDREWS
   CHIEF FINANCIAL OFFICER

BNY Financial Corporation
1290 Avenue of the Americas
New York, NY 10104
                                              Date Submitted
                                                            -------------------

Pursuant to the Accounts Receivable Management and Security Agreement between us dated December 7, 1993, we hereby represent and report to you with respect to our Spare Parts Inventory.

Following is a record of the DC-10 and Boeing 727 Spare Parts Inventory for the period: _______________ to _______________.

              Report of Inventory Position: Fair Market Value:
              ------------------------------------------------
                                                     (000's omitted)

Opening inventory as of:_________________      _______________________
Add: Purchases for Month:                      _______________________
Total Available for Sale:                      _______________________
Less:  Total Net Sales for Month:___________
       Estimated Cost of Inventory Sold:       _______________________
Estimated Ending Inventory as of:___________   _______________________

Less Ineligibles:
     Inventory Outside U.S.   _______________
     Inventory Unserviceable  _______________
     Other (Fly Away Kits)  _________________
            Total/Ineligible                   _______________________

Net Eligible
                                               =======================

                   Calculation of Loan Value Availability
                   --------------------------------------

OLV=@ 72.5% of Fair Market Value               _______________________

Availability @ 60% of (OLV)
(Not Greater Than 12,000,000)                  =======================


                 Comparison of Loan Balance to Availability
                 ------------------------------------------

Inventory Loan Balance                         _______________________

Loan Balance (Over)/Under Availability
                                               =======================

World Airways, Inc.



By:
   ---------------------------------
   A. Scott Andrews
   Chief Financial Officer

Dated:
      ------------------------------

                               Schedule 12(j)
                               --------------
Service Mark
- ------------

1. Certificate of Registration (Reg. No. 1,648,372) issued and registered by the United States Patent and Trademark Office on June 18, 1991.

                           Government Authorizations
                         for the Conduct of Commercial
                             Air Transportation by
                              World Airways, Inc.
                         -----------------------------

1. Certificate of Public Convenience and Necessity for Charter Air Transportation, authorizing the Company to engage in overseas and foreign charter air transportation (March 24, 1982) (DOT Order 82-3-137).

2. Certificate of Public Convenience and Necessity, authorizing the Company to engage in interstate and overseas air transportation of persons, property and mail between all points in the United States, its territories and possessions (December 22, 1981) (DOT Order 81-12-131).

3. Certificate of Public Convenience and Necessity, authorizing the Company to engage in scheduled all-cargo foreign air transportation between the United States and the following points (June 19, 1981, amended January 25, 1991) (DOT Order 91-1-44) :

   Afghanistan
   Algeria
   Australia
   Austria
   Bahrain
   Belgium
   Bermuda
   Brunei
   Dakar, Senegal
   Denmark
   Egypt
   Fiji
   Finland
   France
   Germany
   Greece
   Hong Kong
   India
   Indonesia
   Shannon, Ireland
   Tel Aviv, Israel
   Italy

   Jamaica
   Kenya
   Korea
   Liberia
   Libya
   Luxembourg
   Malaysia
   Morocco
   The Netherlands
   New Zealand
   Nigeria
   Norway
   Oman
   Pakistan
   Portugal
   Romania
   Singapore
   Spain
   Sri Lanka
   Sweden
   Switzerland
   Taiwan
   Thailand
   Tunisia
   Turkey
   The United Arab Emirates
   The United Kingdom
   Yugoslavia
   Zimbabwe

4. Certificate of Public Convenience and Necessity, authorizing the Company to engage in scheduled foreign combination service between the United States and the following points (June 19, 1981) (DOT Order 81-8-113):

   Belgium             Korea
   Costa Rica          Luxembourg
   Finland             Malaysia
   France              Netherlands
   Germany             Shannon, Ireland
   Hong Kong           Singapore
   Israel              Switzerland
   Jamaica             Taiwan
   Jordan              Thailand

5.  Air Carrier Operating Certificate (Federal Aviation Regulation Part 121).

6.  Certificates of Aircraft Registration with respect to each Company aircraft.

7.  Certificates of Airworthiness with respect to each Company aircraft.

                                Schedule 12(L)
                                ---------------

See attached four pages.

                                  SCHEDULE II
                                  -----------


                        WORLD AIRWAYS LOCATION ADDRESSES
                        --------------------------------


ITEM #
- ------

1   AGES - AVIATION ACCESSORIES CO
    645 Park of Commerce Way
    Boca Raton, FL  33487

2   WORLD AIRWAYS, INC.
    c/o Dynair
    5011 Aircraft Drive
    Anchorage, AK  99519

3   WORLD AIRWAYS, INC.
    2460 Remount Road
    Suite 105
    Charleston, SC  29418

9   WORLD AIRWAYS, INC.
    Rhein Main Flughafen
    Building 202 Room 1123
    600 Frankfurt/Main 75
    Frankfurt, Germany

10  WORLD AIRWAYS, INC.
    c/o TIMCO, Inc.
    623 Radar Road
    Greensboro, NC  27410

11  HAECO
    Main Storeroom
    Tai-Kai International Airport
    Hong Kong

12  WORLD AIRWAYS,INC.
    c/o P/T Garuda Indonesia
    Material Department (CGKMDGA)
    Garuda Maintenance Facility
    Soekarno-Hatta International Airport
    Cengkareng 19101  Box 303 Bush

Location Addresses
Page 2

13  WORLD AIRWAYS, INC.
    71 Industrial Blvd
    Southgate Industrial Center
    New Castle, DE 19720

14  WORLD AIRWAYS, INC.
    71 Industrial Blvd
    Unserviceable Room
    Southgate Industrial Center
    New Castle, DE 19720

15  WORLD AIRWAYS, INC.
    c/o A.M.R. Services
    Cargo Bldg 263, Door #1
    JFK Int'l Airport
    Jamaica, NY  11430

16  WORLD AIRWAYS, INC.
    c/o A.M.R. Services
    Unserviceable Room
    Cargo Bldg 263, Door #1
    JFK Int'l Airport
    Jamaica, NY  11430

17  WORLD AIRWAYS, INC.
    Bldg E-3, Ground Floor MAS TEC
    OP Center, Eng Supplies Manager
    Subang Int'l Airport
    Selangor, West Malaysia

18  WORLD AIRWAYS, INC.
    Bldg E-3, Ground Floor MAS TEC
    Unserviceable Room
    OP Center, Eng Supplies Manager
    Subang Int'l Airport
    Selangor, West Malaysia

19  WORLD AIRWAYS REP./DYNAIR
    211 California Street
    LAX Int'l Airport
    El Segundo, CA  90245

Location Addresses
Page 3


20  JIT-AERO Ltd
    Unit 16
    Gatewick Metro Center
    Balcombe Road
    Horley Surry  RH69GA

21  JIT-AERO Ltd
    Unit 16
    Gatewick Metro Center
    Unserviceable Room
    Balcombe Road
    Horley Surry  RH69GA

22  THE MEMPHIS GROUP
    3900 Willow Lake Blvd
    Memphis, TN  38118

23  WORLD AIRWAYS, INC. (NO BULK)
    c/o United Aerodynamics
    6995 N.W. 46th Street
    Miami, FL  33166

24  WORLD AIRWAYS, INC. (NO BULK)
    c/o United Aerodynamics
    6995 N.W. 46th Street
    Miami, FL  33166

25  WORLD AIRWAYS, INC. (NO BULK)
    c/o United Aerodynamics
    Unserviceable Room
    6995 N.W. 46th Street
    Miami, FL  33166

26  WORLD AIRWAYS, INC.
    Atlantic Aviation Bldg #2
    PHL Int'l Airport
    Philadelphia, PA  19153

Location Addresses
Page 4


33  WORLD AIRWAYS, INC.
    Signature Inn
    6515 Signature Drive
    Louisville, KY  40213
    Room 108

37  AIR ASIA
    4-2 No. 22 Lane 618
    Ming Ch'uan East Road
    Taipei, Taiwan
    Republic of China

38  WORLD AIRWAYS, INC.
    c/o 6511C Field Avenue
    White House, OH  43571

                                Schedule 12(m)
                                --------------

World Airways, Inc.
Long-Term & Short-Term Debt Breakdown
Balance as of October 21, 1993

                                                                                     Interest     Original
Debt Description             Purpose of Debt    Collateral   Liens   Paid            Rate        Debt Amount
- ---------------------------  ----------------   ----------   ------ ---------------  ---------  --------------
GATX/HELEASCO-Capital Lease  GE Engine          GE Engine    None    Semi-Annually    11.7040%  $1,687,228.65
                             1517-715           1517-715
F&SD Financial Services      AT&T Legend        AT&T         None    Monthly         Imputed        18,404.04
                             Equipment          Legend                               6.1389%
                                                Equipment
GATX MD-11 Spares CAP LSE    MD-11 Spare Parts  MD-11        None    Monthly         Prime       9,462,993.06
                                                Spare Parts                          + 1.50%
OK Financing II              GE Engine          GE Engine    See     Monthly         LIBOR +     3,080,000.00
                             1517-309           1517-309     Note                    1.95%
                                                             (1)
Svenska Finans Int'l By      GE Engine          GE Engine    None    Monthly         LIBOR +     2,820,000.00
                             1517-338           1517-338                             1.75%
ASB Line of Credit           Line of Credit     WOA          None    See Note (2)    LIBOR +     5,000,000.00
                                                Receivables                          2.75% (3)
International Lease          MO-11 Spare Parts  MD-11        None    Monthly           8.5000%   4,650,000.00
 Finance Corp.                                  Spare Parts
McDonnell Douglas Corp.      MD-11 Spare        MD-11        None    Semi-Annually     8.5000%   5,000,000.00
                             Parts- A/C 16      Spare                (4)
                                                Parts-A/C
                                                16
Potomac Capital -Deferred    Deferred           None         None    Monthly (5)       8.0000%     872,060.69
 Rent                        Rent-A/C 1H107WA
ILFC-Deferred Rent/Spare     IN271/272/273 &    DC10-30      None    Due Nov 30,       9.0000%   4,766,284.16
 Parts Loan                  Sep-Nov Parts      Rotables             1993
                                                (6)
McDonnell Douglas            Def Rent A/C       None         None    Monthly (7)      12.0000%   3,481,500.00
 Corp-Deferred Rent          IN106WA/H108/H112
GATX Capital Corporation -   Deferred           None         None    Monthly (8)       8.0000%   1,150,000.00
 Def Rent                    Rent-A/C IN280WA
Heller Financial-Deferred    Deferred           None         None    Monthly (9)       7.0000%     360,000.00
 Rent                        Rent-A/C IN107WA


                                                L/T Debt       S/T Debt          Total
                                               Balance @       Balance @        Balance
                                                10/31/93        10/31/93       @ 10/31/93
                                             --------------  --------------  --------------
GATX/HELEASCO-Capital Lease                  $   432,278.12  $   249,824.68  $   682,102.81
F&SD Financial Services                           10,332.14        3,185.20       13,817.34
GATX MD-11 Spares CAP LSE                      8,962,993.06      500,000.00    9,462,993.06
PK Financing II                                  484,557.00      639,805.45    1,124,362.45
Svenska Finans Int'l By                          470,143.00      576,388.09    1,046,531.09
ASB Line of Credit                                     0.00    3,400,000.00    3,400,000.00
International Lease                            4,068,749.96      387,500.04    4,456,250.00
 Finance Corp.
McDonnell Douglas Corp.                        5,000,000.00            0.00    5,000,000.00
Potomac Capital -Deferred                        519,818.52      352,242.17      872,060.69
 Rent
ILFC-Deferred Rent/Spare                               0.00    4,766,284.16    4,766,284.16
 Parts Loan
McDonnell Douglas                                      0.00    3,484,500.00    3,484,500.00
 Corp-Deferred Rent
GATX Capital Corporation -                             0.00    1,150,000.00    1,150,000.00
 Def Rent
Heller Financial-Deferred Rent                   360,000.00            0.00      360,000.00
                                             --------------  --------------  --------------
                              Total:         $20,308,871.81  $15,510,029.79  $35,818,901.60
                                             ==============  ==============  ==============

(1) GATX Capital Corporation has a secondary lien on this engine as additional collateral on the spare parts capital lease.

(2) Interest is paid monthly, principal payments vary based on borrowing base certificates.

(3)  This is the current rate of interest being charged.

(4) Interest to be paid commencing June 1993, principal repayment commencing December 1994.

(5)  Payments to commence on June 1994.

(6) WDA DC10-30 Rotable Spare Parts which are in active marketing status serve as collateral for this loan.

(7)  Payments to commence on April 1994.

(8)  Payments to commence on April 1994.

(9)  Payments to commence on October 1995.

                                   Exhibit X
                                   ---------



   All right, title and interest of Borrower in the following, whether now owned or hereafter acquired:

1. MD-11 spare parts and engines.

2. All loan or security agreements relating to the financing of MD-11 spare parts or engines.

3. The following engines and any and all agreements, instruments or rights relating thereto: GE engines serial numbers 517-309 and 517-338.

4. Any aircraft or engines leased by Borrower as lessee, and all agreements, instruments and rights relating thereto, including subleases thereof.

5. Any office or warehouse space or other real estate leased by Borrower as lessee.

                                   EXHIBIT Y
                                   ---------


                           (LOGO OF WORLD AIRWAYS              Invoice No.:
                                APPEARS HERE)


                                    INVOICE
To:                                            Date:


                                               WORLD AIRWAYS INC.
                                               13873 PARK CENTER ROAD, SUITE 490
                                               HERNDON, VIRGINIA 22071
                                               ATTN:ACCOUNTS RECEIVABLE
                                               (703)834-9200

Customer No:
- --------------------------------------------------------------------------------
                       DESCRIPTION                               AMOUNT
- --------------------------------------------------------------------------------












                      Please remit payment to:

                      World Airways, Inc.
                      P.O. Box 19001
                      Newark, NJ 07195-0001



- --------------------------------------------------------------------------------
                                                AMOUNT DUE
- --------------------------------------------------------------------------------